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Hilton Reports Fourth Quarter and Full Year Results; Achieves Record Pipeline and Net Unit Growth for the Year

MCLEAN, VA (February 15, 2017) - Hilton Worldwide Holdings Inc. ("Hilton," or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2016 results. The Company completed the spin-off of Park Hotels & Resorts Inc. ("Park") and Hilton Grand Vacations Inc. ("HGV") (the "spin-offs") in January 2017. All results herein present the performance of Hilton without giving effect to the spin-offs, unless otherwise specified. Additionally, all share and share-related information presented herein have been retroactively adjusted to reflect the 1-for-3 reverse stock split of Hilton's outstanding common stock that occurred in January 2017 (the "Reverse Stock Split"), unless noted otherwise. Highlights include:

•
Diluted loss per share was $1.17 for the fourth quarter, largely driven by $513 million of non-cash corporate restructuring charges incurred prior to the spin-offs, and diluted EPS was $1.05 for the full year

•
Diluted EPS, adjusted for special items, was $0.70 for the fourth quarter and $2.68 for the full year; diluted EPS, adjusted for special items, before giving effect to the Reverse Stock Split was $0.23 for the fourth quarter and $0.89 for the full year

•	Net loss for the fourth quarter was $382 million, and net income for the full year was $364 million

•	Adjusted EBITDA was $751 million for the fourth quarter and $2,975 million for the full year; pro forma Adjusted EBITDA was $1,763 million for the full year

•
Achieved high end of guidance on system-wide comparable RevPAR with increases of 0.9 percent and 1.8 percent for the fourth quarter and full year 2016, respectively, on a currency neutral basis from the same periods in 2015

•	Approved 29,000 new rooms for development during the fourth quarter, bringing total approvals to a record 106,000 rooms for the full year

•	Grew development pipeline 16 percent from 2015 to 1,968 hotels, consisting of 310,000 rooms, 50 percent of which are under construction

•	Net unit growth was 45,000 rooms in 2016, representing a 6.6 percent growth in managed and franchised rooms

•	Added 354 hotels to its system in 2016, opening nearly one hotel per day in the year

•	Launched its newest brand, Tapestry Collection by Hilton, in January 2017

•
Full year 2017 RevPAR projected to increase between 1.0 percent and 3.0 percent, net income from continuing operations projected to be between $555 million and $592 million and Adjusted EBITDA projected to be between $1,835 million and $1,885 million

Overview

For the three months ended December 31, 2016, diluted loss per share was $1.17 compared to diluted earnings per share ("EPS") of $2.47 for the three months ended December 31, 2015, and diluted EPS, adjusted for special items, was $0.70 for the three months ended December 31, 2016 compared to $0.65 for the three months ended December 31, 2015. Net loss was $382 million for the three months ended December 31, 2016 compared to net income of $816 million for the three months ended December 31, 2015, and Adjusted EBITDA was $751 million for the three months ended December 31, 2016 compared to $745 million for the three months ended December 31, 2015.

During the three months ended December 31, 2016, the Company incurred an aggregate tax charge of $513 million related to a corporate restructuring executed before the spin-offs, resulting in a net loss for the period. The event had no effect on cash taxes for the quarter. See "Non-GAAP Financial Measures Reconciliations—Net Income and Diluted EPS, Adjusted for Special Items" for additional information.

For the year ended December 31, 2016, diluted EPS was $1.05 compared to $4.26 for the year ended December 31, 2015, and diluted EPS, adjusted for special items, was $2.68 for the year ended December 31, 2016 compared to $2.44 for the year ended December 31, 2015. Net income was $364 million for the year ended December 31, 2016 compared to $1,416 million for the year ended December 31, 2015, and Adjusted EBITDA was $2,975 million for the year ended December 31, 2016 compared to $2,879 million for the year ended December 31, 2015.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "For the quarter and full year, performance met our expectations. We also continued to increase our development activity this quarter and surpassed development records this year, approving 106,000 new rooms and opening nearly one hotel per day, contributing to net unit growth of over 45,000 rooms. With completion of the spin-offs, Hilton is a fee-based, capital-efficient and resilient business, with meaningful cash flow that we intend to be very disciplined in returning to stockholders."

On January 3, 2017, Hilton completed the spin-offs of Park and HGV. As a result of the spin-offs, Hilton stockholders of record of its common stock as of close of business on December 15, 2016 received one share of Park common stock for every five shares of Hilton common stock and one share of HGV common stock for every ten shares of Hilton common stock. Transaction costs related to the spin-offs are in line with expectations.

Segment Highlights

Management and Franchise

Management and franchise fees were $436 million in the fourth quarter of 2016. RevPAR at comparable managed and franchised hotels in the fourth quarter of 2016 increased 1.0 percent on a currency neutral basis (flat in actual dollars) compared to the same period in 2015. The addition of new units also contributed to the fee growth during the fourth quarter of 2016, and, as new units stabilize in Hilton's system, fees are expected to increase.

For the full year 2016, management and franchise fees were $1,786 million. RevPAR at comparable managed and franchised hotels for the full year 2016 increased 2.0 percent on a currency neutral basis (1.2 percent in actual dollars) compared to the same period in 2015. The addition of new units, the increase in RevPAR at comparable managed and franchised hotels and rising effective franchise fee rates have yielded continued fee growth during 2016.

Ownership

Revenues from the ownership segment were $1,029 million in the fourth quarter of 2016 and ownership segment Adjusted EBITDA was $259 million. RevPAR at comparable hotels in the ownership segment was flat on a currency neutral basis (a 2.7 percent decrease in actual dollars) in the fourth quarter of 2016 compared to the same period in 2015. Ownership segment RevPAR in the fourth quarter of 2016 was pressured by decreased group revenues at certain properties due to renovations and challenging year over year comparisons.

During the full year 2016, revenues from the ownership segment were $4,157 million and ownership segment Adjusted EBITDA was $1,029 million. RevPAR at comparable hotels in the ownership segment increased 0.8 percent on a currency neutral basis (a 0.7 percent decrease in actual dollars) for the full year of 2016 compared to the same period in 2015.

A portfolio of 67 of Hilton's owned and leased hotels and resorts was included in the spin-off of Park and, as part of its on-going relationship with Park, Hilton has entered into long-term management or franchise agreements for each of these properties.

Timeshare

Timeshare segment revenues for the fourth quarter of 2016 were $370 million and timeshare Adjusted EBITDA was $103 million. Overall sales volume increased 14 percent in the fourth quarter of 2016, compared to the same period in 2015, as a result of increased tour flow and net volume per guest. Revenue from resort operations increased 20 percent during the fourth quarter of 2016 from the same period in 2015.

Timeshare segment revenues were $1,390 million for the full year 2016 and timeshare Adjusted EBITDA was $381 million. The improvement in timeshare segment revenues was a result of a rise in sales volume resulting from increases in both commissions recognized from the sale of third-party developed intervals and revenue from the sales of owned timeshare intervals, as well as growth in resort operations. These increases were partially offset by increased timeshare expenses resulting from higher selling and marketing expenses.

During the three months and year ended December 31, 2016, 54 percent and 60 percent of timeshare intervals sold were developed by third parties, respectively. Hilton's overall supply of timeshare intervals as of December 31, 2016 was approximately 163,000 intervals, of which 117,000, or 72 percent, were third-party developed.

Hilton's timeshare business was included in the spin-off of HGV and, as part of its on-going relationship with HGV, Hilton and HGV have entered into a 100-year license agreement for use of the timeshare brand.

Development

Hilton opened 105 hotels consisting of 15,700 rooms, of which over 22 percent were conversions from non-Hilton brands, and achieved net unit growth of 15,100 rooms during the fourth quarter of 2016. During the full year 2016, Hilton opened 354 hotels consisting of 51,500 rooms, of which over 22 percent were conversions form non-Hilton brands, and achieved net unit growth of over 45,000 rooms.

As of December 31, 2016, Hilton's rooms pipeline totaled approximately 310,000 rooms at 1,968 hotels throughout 96 countries and territories, including 32 countries and territories where Hilton does not currently have any open hotels. Over 159,000 rooms, or more than half of the pipeline, were located outside of the United States. Additionally, over 157,000 of the rooms in Hilton's pipeline were under construction.

Tru by Hilton had continued success in its initial year of development, with approvals for 35 hotels in the fourth quarter for a total of 179 hotels in the pipeline as of December 31, 2016. As of January 31, 2017, Tru had nearly 400 hotels in the pipeline or in various stages of approval. In January 2017, Hilton launched its 14th brand, Tapestry Collection by Hilton, offering travelers a refreshing choice for independent hotels in the growing upscale segment. As of January 31, 2017, Tapestry Collection by Hilton had over 40 deals in process. The first Tapestry is expected to open by the third quarter of 2017.

Balance Sheet and Liquidity

During the fourth quarter of 2016, in preparation for the spin-offs, Hilton entered into the following financing transactions, of which the debt incurred by Park and HGV is the sole obligation of those entities following the spin-offs:

•	repaid $250 million on the senior secured term loan facility entered into in 2013;

•	amended the $1 billion senior secured revolving credit facility entered into in 2013 to extend the maturity date by three years to 2021;

•	issued $300 million aggregate principal amount of 6.125% senior notes due 2024 for HGV;

•	entered into a senior secured credit facility consisting of a $200 million senior secured revolving credit facility and a $200 million senior secured term loan facility for HGV;

•	entered into a senior unsecured credit facility consisting of a $1 billion senior unsecured revolving credit facility and a $750 million senior unsecured term loan facility for Park;

•	issued two new commercial mortgage-backed securities ("CMBS") loans for Park totaling $2 billion; and

•	borrowed $300 million on the revolving non-recourse timeshare financing receivables credit facility entered into in 2013 for HGV.

Also during the fourth quarter of 2016, Hilton repaid the outstanding balance of $3,418 million on the CMBS loan entered into in 2013 and a $450 million mortgage loan, using net proceeds from 2016 borrowings and available cash.

As of December 31, 2016, Hilton had $10.2 billion of long-term debt outstanding, with a weighted average interest rate of 4.2 percent, of which $3.0 billion was transferred to Park and $0.5 billion was transferred to HGV in connection with the spin-offs.

Total cash and cash equivalents was $1,684 million as of December 31, 2016, including $266 million of restricted cash and cash equivalents, of which $350 million was transferred to Park and $151 million was transferred to HGV in connection with the spin-offs. No borrowings were outstanding under any of the revolving credit facilities as of December 31, 2016.

In December 2016, Hilton paid a quarterly cash dividend of $0.07 per share on its then outstanding shares of common stock, for a total of $70 million, bringing total cash dividends paid in 2016 to $277 million.

The HNA Tourism Group Co., Ltd. is expected to complete its acquisition of a 25 percent equity interest in each of Hilton, Park and HGV, subject to customary closing conditions, from affiliates of The Blackstone Group L.P. for approximately $6.5 billion during the first quarter of 2017.

Outlook

The Full Year 2017 and First Quarter 2017 outlooks include the effects of the spin-offs of Park and HGV. The outlooks of Park and HGV will be presented as part of their respective earnings releases. Beginning in the first quarter of 2017, commensurate with the completion of the spin-offs, the historical financial results of Park and HGV will be reflected as discontinued operations in Hilton's consolidated financial statements.

Full Year 2017

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2016.

•	Diluted EPS from continuing operations, before special items, is projected to be between $1.65 and $1.75.

•	Diluted EPS, adjusted for special items, is projected to be between $1.65 and $1.75.

•	Net income from continuing operations is projected to be between $555 million and $592 million.

•	Adjusted EBITDA is projected to be between $1,835 million and $1,885 million.

•	Management and franchise fee revenue is projected to increase between 6 percent and 8 percent.

•	Capital expenditures, excluding amounts reimbursed by hotel owners, are projected to be between $150 million and $200 million.

•	Cash available for capital return and debt prepayments is projected to be between $900 million and $1 billion.

•	General and administrative expense is projected to be flat compared to pro forma 2016.

•	Net unit growth is expected to be approximately 50,000 rooms to 55,000 rooms.

First Quarter 2017

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to the first quarter of 2016.

•	Diluted EPS from continuing operations, before special items, is projected to be between $0.24 and $0.29.

•	Diluted EPS, adjusted for special items, is projected to be between $0.24 and $0.29.

•	Net income from continuing operations is projected to be between $82 million and $100 million.

•	Adjusted EBITDA is projected to be between $380 million and $400 million.

•	Management and franchise fee revenue is projected to increase between 2 percent and 4 percent.

Conference Call

Hilton will host a conference call to discuss fourth quarter and full year 2016 results on February 15, 2017 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Investor Relations website at
http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/financial-reporting/quarterly-results/2016.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 7354038. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10099116.

Park and HGV will individually host conference calls to discuss their respective results and outlook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise agreements, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, including in Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is expected to be filed on or about the date of the press release, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA, Adjusted EBITDA margin, net debt and net debt to Adjusted EBITDA ratio. Please see the schedules to this press release including the "Definitions" section for additional information and reconciliations of such non-GAAP financial measures.

Pro Forma Financial Information

This press release includes an unaudited pro forma condensed consolidated statement of operations, pro forma management and franchise fees and other revenues and pro forma Adjusted EBITDA, net debt and net debt to Adjusted EBITDA ratio for Hilton adjusted to reflect the spin-offs. The unaudited pro forma financial information has been prepared to reflect the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what Hilton's results of operations would actually have been had the spin-offs occurred on the date indicated or what Hilton's results of operations will be after giving effect to the completion of the spin-offs.
In addition to the pro forma financial information herein, refer to Hilton's Current Report on Form 8-K filed with the SEC on January 4, 2017 for certain prior periods.
About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising more than 4,900 properties with over 800,000 rooms in 104 countries and territories. Hilton is dedicated to fulfilling its mission to be the world's most hospitable company by delivering exceptional experiences - every hotel, every guest, every time. The Company's portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with cash, an exclusive member discount that can't be found anywhere else and free standard Wi-Fi. Visit newsroom.hilton.com for more information and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues
Owned and leased hotels	$1,021	$1,059	$4,126	$4,233
Management and franchise fees and other	425	407	1,701	1,601
Timeshare	370	334	1,390	1,308
	1,816	1,800	7,217	7,142
Other revenues from managed and franchised properties	1,104	1,056	4,446	4,130
Total revenues	2,920	2,856	11,663	11,272

Expenses
Owned and leased hotels	765	785	3,100	3,168
Timeshare	251	224	948	897
Depreciation and amortization	177	173	686	692
Impairment loss	—	9	15	9
General, administrative and other	224	118	616	611
	1,417	1,309	5,365	5,377
Other expenses from managed and franchised properties	1,104	1,056	4,446	4,130
Total expenses	2,521	2,365	9,811	9,507

Gain on sales of assets, net	7	—	9	306

Operating income	406	491	1,861	2,071

Interest income	2	8	12	19
Interest expense	(153)	(144)	(587)	(575)
Equity in earnings (losses) from unconsolidated affiliates	(10)	1	8	23
Gain (loss) on foreign currency transactions	20	(20)	(13)	(41)
Other gain (loss), net	(11)	5	(26)	(1)

Income before income taxes	254	341	1,255	1,496

Income tax benefit (expense)	(636)	475	(891)	(80)

Net income (loss)	(382)	816	364	1,416
Net income attributable to noncontrolling interests	(5)	(2)	(16)	(12)
Net income (loss) attributable to Hilton stockholders	$(387)	$814	$348	$1,404

Weighted average shares outstanding(1):
Basic	329	329	329	329
Diluted	331	330	330	330

Earnings (loss) per share:
Basic	$(1.18)	$2.47	$1.06	$4.27
Diluted	$(1.17)	$2.47	$1.05	$4.26

Cash dividends declared per share(1)	$0.21	$0.21	$0.84	$0.42
___________

(1)
Weighted average shares outstanding used in the computation of basic and diluted earnings (loss) per share and cash dividends declared per share were adjusted to reflect the 1-for-3 reverse stock split that occurred on January 3, 2017.

HILTON WORLDWIDE HOLDINGS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(unaudited, in millions, except per share data)

	As Reported	Park and HGV(1)	Pro Forma Adjustments(2)		Pro Forma
Revenues
Owned and leased hotels	$4,126	$(2,674)	$—		$1,452
Management and franchise fees	1,606	(68)	218	(a)	1,756
Other	95	(13)	—		82
Timeshare	1,390	(1,390)	—		—
	7,217	(4,145)	218		3,290
Other revenues from managed and franchised properties	4,446	(136)	1,138	(b)	5,448
Total revenues	11,663	(4,281)	1,356		8,738

Expenses
Owned and leased hotels	3,100	(1,805)	—		1,295
Timeshare	948	(948)	—		—
Depreciation and amortization	686	(322)	—		364
Impairment loss	15	—	—		15
General and administrative	547	(144)	—		403
Other	69	(18)	—		51
	5,365	(3,237)	—		2,128
Other expenses from managed and franchised properties	4,446	(136)	1,138	(b)	5,448
Total expenses	9,811	(3,373)	1,138		7,576

Gain on sales of assets, net	9	(1)	—		8

Operating income	1,861	(909)	218		1,170

Interest income	12	(2)	—		10
Interest expense	(587)	193	—		(394)
Equity in earnings from unconsolidated affiliates	8	(3)	—		5
Loss on foreign currency transactions	(13)	(3)	—		(16)
Other loss, net	(26)	25	—		(1)

Income before income taxes	1,255	(699)	218		774

Income tax expense	(891)	327	(83)	(c)	(647)

Net income	364	(372)	135		127
Net income attributable to noncontrolling interests	(16)	6	—		(10)
Net income attributable to Hilton stockholders	$348	$(366)	$135		$117

Weighted average shares outstanding:
Basic	329			(d)	329
Diluted	330			(d)	330

Earnings per share:
Basic	$1.06			(d)	$0.36
Diluted	$1.05			(d)	$0.36
___________

(1)	Represents the elimination of the historical results of operations of Park and HGV.

(2)	See "Definitions—Pro Forma Adjustments" for additional details.

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Management and franchise	$436	$428	$1,786	$1,691
Ownership(1)	259	275	1,029	1,064
Timeshare	103	93	381	352
Corporate and other	(47)	(51)	(221)	(228)
Adjusted EBITDA(2)(3)	$751	$745	$2,975	$2,879
____________

(1)	Includes unconsolidated affiliate Adjusted EBITDA.

(2)	See "Non-GAAP Financial Measures Reconciliations—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net income (loss) to Adjusted EBITDA.
(3)Adjusted EBITDA includes the following intercompany charges that were eliminated in the consolidated financial statements:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Rental and other fees(a)	$8	$8	$27	$25
Management, royalty and intellectual property fees(b)	31	32	135	131
Licensing fee(c)	12	12	45	43
Laundry services(d)	1	1	7	7
Other(e)	—	1	4	4
Intersegment fees elimination	$52	$54	$218	$210
____________

(a)	Represents fees charged to the timeshare segment by the ownership segment.

(b)	Represents fees charged to the ownership segment by the management and franchise segment.

(c)	Represents fees charged to the timeshare segment by the management and franchise segment.

(d)
Represents charges to the ownership segment for services provided by Hilton's wholly owned laundry business, which was owned by Park effective January 3, 2017 as a result of the completion of the spin-offs. Revenues from the laundry business are included in corporate and other.

(e)	Represents other intercompany charges, which are a benefit to the ownership segment and a cost to corporate and other.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Americas	70.6%	(0.2)%	pts.	$139.74	1.2%	$98.71	0.9%
Europe	75.0	1.3		139.76	0.4	104.76	2.2
Middle East & Africa	62.5	(2.7)		158.17	(1.6)	98.82	(5.7)
Asia Pacific	73.9	3.6		146.61	(3.4)	108.28	1.5
System-wide	71.0	0.1		140.62	0.7	99.79	0.9

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Americas	75.7%	(0.1)%	pts.	$142.57	2.1%	$107.95	1.9%
Europe	73.9	(0.7)		146.04	2.0	107.95	1.1
Middle East & Africa	63.1	(3.3)		166.26	3.6	104.94	(1.5)
Asia Pacific	71.5	3.8		145.75	(2.1)	104.26	3.5
System-wide	75.0	—		143.63	1.9	107.65	1.8

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Waldorf Astoria Hotels & Resorts	63.7%	0.5%	pts.	$300.59	2.3%	$191.59	3.1%
Conrad Hotels & Resorts	70.5	1.0		256.95	(5.9)	181.11	(4.5)
Hilton Hotels & Resorts	72.0	(0.1)		163.74	0.4	117.95	0.3
Curio - A Collection by Hilton	66.9	(2.6)		186.86	1.8	125.00	(2.0)
DoubleTree by Hilton	70.6	(0.1)		132.80	1.1	93.74	1.0
Embassy Suites by Hilton	74.9	0.4		155.53	1.6	116.43	2.2
Hilton Garden Inn	70.5	(0.1)		130.29	0.9	91.83	0.8
Hampton by Hilton	68.8	0.1		117.02	1.1	80.56	1.2
Homewood Suites by Hilton	74.7	0.8		130.37	0.8	97.33	1.9
Home2 Suites by Hilton	73.9	3.0		115.06	0.4	85.03	4.6
System-wide	71.0	0.1		140.62	0.7	99.79	0.9

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Waldorf Astoria Hotels & Resorts	65.2%	0.1%	pts.	$301.81	6.0%	$196.70	6.2%
Conrad Hotels & Resorts	70.0	1.4		251.90	(4.1)	176.26	(2.1)
Hilton Hotels & Resorts	74.5	(0.4)		167.05	2.1	124.47	1.5
Curio - A Collection by Hilton	72.2	(0.8)		185.47	4.2	133.96	3.1
DoubleTree by Hilton	74.3	0.4		135.60	2.2	100.73	2.8
Embassy Suites by Hilton	79.3	0.4		161.12	2.5	127.71	3.0
Hilton Garden Inn	75.4	(0.1)		133.00	1.6	100.33	1.5
Hampton by Hilton	74.0	(0.2)		120.80	1.6	89.38	1.4
Homewood Suites by Hilton	79.1	0.1		134.48	1.7	106.32	1.8
Home2 Suites by Hilton	79.1	3.6		116.61	1.4	92.20	6.2
System-wide	75.0	—		143.63	1.9	107.65	1.8

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Ownership(1)	76.7%	0.1%	pts.	$184.43	(0.5)%	$141.49	(0.3)%
U.S.	78.1	(0.6)		201.71	0.3	157.48	(0.4)
International (non-U.S.)	75.2	0.9		163.82	(1.4)	123.13	(0.2)

Management and franchise	70.4	0.1		136.10	0.9	95.83	1.0
U.S.	70.3	(0.2)		136.74	1.2	96.14	1.0
International (non-U.S.)	70.8	1.1		133.50	(0.2)	94.58	1.3

System-wide	71.0	0.1		140.62	0.7	99.79	0.9
U.S.	70.8	(0.2)		141.00	1.1	99.78	0.8
International (non-U.S.)	71.6	1.0		139.31	(0.5)	99.79	1.0

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Ownership(1)	78.7%	(0.6)%	pts.	$186.89	1.5%	$147.07	0.8%
U.S.	81.6	(0.7)		201.15	2.3	164.20	1.4
International (non-U.S.)	75.3	(0.5)		169.16	0.4	127.41	(0.2)

Management and franchise	74.6	—		139.31	1.9	103.92	2.0
U.S.	75.6	(0.1)		139.84	2.0	105.67	1.8
International (non-U.S.)	70.7	0.5		137.01	1.9	96.83	2.5

System-wide	75.0	—		143.63	1.9	107.65	1.8
U.S.	75.9	(0.1)		143.75	2.0	109.14	1.8
International (non-U.S.)	71.5	0.3		143.19	1.5	102.41	1.9
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2016	2015	$	%
Management fees:
Base fees(1)	$89	$90	(1)	(1.1)
Incentive fees(2)	40	41	(1)	(2.4)
Total base and incentive fees	129	131	(2)	(1.5)
Other management fees(3)	11	7	4	57.1
Total management fees	140	138	2	1.4
Franchise fees(4)	296	290	6	2.1
Total management and franchise fees	436	428	8	1.9
Other revenues(5)	33	24	9	37.5
Intersegment fees elimination(1)(2)(4)(5)	(44)	(45)	1	(2.2)
Management and franchise fees and other revenues	$425	$407	18	4.4

	Year Ended
	December 31,		Increase / (Decrease)
	2016	2015	$	%
Management fees:
Base fees(1)	$354	$347	7	2.0
Incentive fees(2)	155	148	7	4.7
Total base and incentive fees	509	495	14	2.8
Other management fees(3)	40	31	9	29.0
Total management fees	549	526	23	4.4
Franchise fees(4)	1,237	1,165	72	6.2
Total management and franchise fees	1,786	1,691	95	5.6
Other revenues(5)	102	91	11	12.1
Intersegment fees elimination(1)(2)(4)(5)	(187)	(181)	(6)	3.3
Management and franchise fees and other revenues	$1,701	$1,601	100	6.2
____________

(1)
Includes fees charged to consolidated owned and leased properties of $30 million and $31 million for the three months ended December 31, 2016 and 2015, respectively, and $122 million and $121 million for the years ended December 31, 2016 and 2015, respectively.

(2)
Includes fees charged to consolidated owned and leased properties of $1 million for the three months ended December 31, 2016 and 2015, and $13 million and $10 million for the years ended December 31, 2016 and 2015, respectively.

(3)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(4)
Includes a licensing fee charged to the timeshare segment of $12 million for the three months ended December 31, 2016 and 2015, and $45 million and $43 million for the years ended December 31, 2016 and 2015, respectively.

(5)
Includes charges to consolidated owned and leased properties for services provided by Hilton's wholly owned laundry business of $1 million for the three months ended December 31, 2016 and 2015, and $7 million for the years ended December 31, 2016 and 2015.

HILTON WORLDWIDE HOLDINGS INC.
PRO FORMA MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, in millions)

	Pro Forma Management and Franchise Fees and Other Revenues
	For the Three Months Ended				Year Ended December 31, 2016
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Management fees:
Base fees	$77	$80	$77	$77	$311
Incentive fees	50	49	48	54	201
Other management fees	2	2	2	4	10
Total management fees	129	131	127	135	522
Franchise fees	271	333	334	296	1,234
Total management and franchise fees	400	464	461	431	1,756
Other revenues	17	18	18	29	82
Management and franchise fees and other revenues	$417	$482	$479	$460	$1,838

RECONCILIATIONS BY QUARTER:

	For the Three Months Ended March 31, 2016
	Hilton Historical	Intersegment Fees Elimination(1)	Park and HGV(2)	Pro Forma Adjustments(3)	Pro Forma

Management fees:
Base fees	$85	$(27)	$—	$19	$77
Incentive fees	42	(6)	—	14	50
Other management fees	9	—	(7)	—	2
Total management fees	136	(33)	(7)	33	129
Franchise fees	273	(10)	(10)	18	271
Total management and franchise fees	409	(43)	(17)	51	400
Other revenues	22	(2)	(3)	—	17
Intersegment fees elimination	(45)	45	—	—	—
Management and franchise fees and other revenues	$386	$—	$(20)	$51	$417

	For the Three Months Ended June 30, 2016
	Hilton Historical	Intersegment Fees Elimination(1)	Park and HGV(2)	Pro Forma Adjustments(3)	Pro Forma

Management fees:
Base fees	$93	$(35)	$—	$22	$80
Incentive fees	36	(3)	—	16	49
Other management fees	10	—	(8)	—	2
Total management fees	139	(38)	(8)	38	131
Franchise fees	332	(11)	(10)	22	333
Total management and franchise fees	471	(49)	(18)	60	464
Other revenues	23	(1)	(4)	—	18
Intersegment fees elimination	(50)	50	—	—	—
Management and franchise fees and other revenues	$444	$—	$(22)	$60	$482

HILTON WORLDWIDE HOLDINGS INC.
PRO FORMA MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, in millions)

RECONCILIATIONS BY QUARTER (continued):

	For the Three Months Ended September 30, 2016
	Hilton Historical	Intersegment Fees Elimination(1)	Park and HGV(2)	Pro Forma Adjustments(3)	Pro Forma

Management fees:
Base fees	$87	$(30)	$—	$20	$77
Incentive fees	37	(3)	—	14	48
Other management fees	10	—	(8)	—	2
Total management fees	134	(33)	(8)	34	127
Franchise fees	336	(12)	(10)	20	334
Total management and franchise fees	470	(45)	(18)	54	461
Other revenues	24	(3)	(3)	—	18
Intersegment fees elimination	(48)	48	—	—	—
Management and franchise fees and other revenues	$446	$—	$(21)	$54	$479

	For the Three Months Ended December 31, 2016
	Hilton Historical	Intersegment Fees Elimination(1)	Park and HGV(2)	Pro Forma Adjustments(3)	Pro Forma

Management fees:
Base fees	$89	$(30)	$—	$18	$77
Incentive fees	40	(1)	—	15	54
Other management fees	11	—	(7)	—	4
Total management fees	140	(31)	(7)	33	135
Franchise fees	296	(12)	(8)	20	296
Total management and franchise fees	436	(43)	(15)	53	431
Other revenues	33	(1)	(3)	—	29
Intersegment fees elimination	(44)	44	—	—	—
Management and franchise fees and other revenues	$425	$—	$(18)	$53	$460
____________

(1)	Represents the removal of the following intersegment eliminations included in Hilton Historical results:

•	management, royalty and intellectual property fees charged to Hilton's owned and leased hotels included in base and incentive fees;

•	license fees charged to HGV, prior to the spin-off, included in franchise fees; and

•
charges to Hilton's owned and leased hotels for services provided by its wholly owned laundry business, which was owned by Park effective January 3, 2017 as a result of the completion of the spin-offs, included in other revenues.

(2)	Represents the elimination of the historical results of operations of Park and HGV.

(3)	See (a) in "Definitions—Pro Forma Adjustments" for additional details.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2016	2015	$	%
Revenues
Timeshare sales	$260	$243	17	7.0
Resort operations	66	55	11	20.0
Financing and other	44	36	8	22.2
	$370	$334	36	10.8

Operating Expenses
Timeshare sales	$195	$169	26	15.4
Resort operations	35	36	(1)	(2.8)
Financing and other	21	19	2	10.5
	$251	$224	27	12.1

	Year Ended
	December 31,		Increase / (Decrease)
	2016	2015	$	%
Revenues
Timeshare sales	$997	$959	38	4.0
Resort operations	238	207	31	15.0
Financing and other	155	142	13	9.2
	$1,390	$1,308	82	6.3

Operating Expenses
Timeshare sales	$739	$701	38	5.4
Resort operations	133	130	3	2.3
Financing and other	76	66	10	15.2
	$948	$897	51	5.7

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of December 31, 2016

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	4	1,174	9	5,403	—	—	13	6,577
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	436	—	—	2	436
Conrad Hotels & Resorts
U.S.	—	—	4	1,316	—	—	4	1,316
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	192	2	707	1	256	4	1,155
Middle East & Africa	1	614	3	1,079	—	—	4	1,693
Asia Pacific	—	—	14	4,320	2	776	16	5,096
Canopy by Hilton
Europe	—	—	—	—	1	112	1	112
Hilton Hotels & Resorts
U.S.	25	23,089	37	23,895	179	54,032	241	101,016
Americas (excluding U.S.)	3	1,668	22	7,432	18	5,810	43	14,910
Europe	68	17,695	44	14,912	31	8,510	143	41,117
Middle East & Africa	6	2,279	45	13,968	1	411	52	16,658
Asia Pacific	7	3,403	77	28,832	7	2,826	91	35,061
Curio - A Collection by Hilton
U.S.	1	224	1	1,000	22	4,921	24	6,145
Americas (excluding U.S.)	—	—	—	—	4	585	4	585
Europe	—	—	—	—	2	311	2	311
Middle East & Africa	—	—	1	201	—	—	1	201
DoubleTree by Hilton
U.S.	10	4,093	27	8,140	289	68,840	326	81,073
Americas (excluding U.S.)	—	—	5	1,035	17	3,365	22	4,400
Europe	—	—	12	3,348	74	12,512	86	15,860
Middle East & Africa	—	—	9	2,114	4	488	13	2,602
Asia Pacific	—	—	45	12,799	2	965	47	13,764
Embassy Suites by Hilton
U.S.	10	2,402	33	8,935	181	41,296	224	52,633
Americas (excluding U.S.)	—	—	3	634	5	1,322	8	1,956
Hilton Garden Inn
U.S.	2	290	4	430	598	82,497	604	83,217
Americas (excluding U.S.)	—	—	8	1,071	31	4,954	39	6,025
Europe	—	—	20	3,578	32	5,270	52	8,848
Middle East & Africa	—	—	6	1,334	—	—	6	1,334
Asia Pacific	—	—	16	3,362	—	—	16	3,362
Hampton by Hilton
U.S.	1	130	49	5,992	2,017	196,579	2,067	202,701
Americas (excluding U.S.)	—	—	11	1,420	86	10,210	97	11,630
Europe	—	—	13	2,090	35	5,108	48	7,198
Asia Pacific	—	—	—	—	9	1,585	9	1,585
Homewood Suites by Hilton
U.S.	—	—	25	2,687	375	42,377	400	45,064
Americas (excluding U.S.)	—	—	2	219	16	1,821	18	2,040
Home2 Suites by Hilton
U.S.	—	—	—	—	126	13,032	126	13,032
Americas (excluding U.S.)	—	—	—	—	3	317	3	317
Other	—	—	2	888	5	1,038	7	1,926
Lodging	141	57,716	559	165,320	4,175	573,404	4,875	796,440
Hilton Grand Vacations	—	—	47	7,657	—	—	47	7,657
Total	141	57,716	606	172,977	4,175	573,404	4,922	804,097
____________

(1)
Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest. Also includes 67 owned and leased hotels that were owned by Park effective January 3, 2017 as a result of the completion of the spin-offs.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2016	2015	$	%
Hotel property and equipment	$67	$77	(10)	(13.0)
Timeshare property and equipment	13	10	3	30.0
Corporate and other property and equipment	10	9	1	11.1
Total capital expenditures for property and equipment	90	96	(6)	(6.3)
Capitalized software costs	25	24	1	4.2
Contract acquisition costs	20	10	10	100.0
Expenditures for timeshare inventory net of costs of sales(2)	(2)	13	(15)	NM(1)
Total capital expenditures	$133	$143	(10)	(7.0)

	Year Ended
	December 31,		Increase / (Decrease)
	2016	2015	$	%
Hotel property and equipment	$270	$277	(7)	(2.5)
Timeshare property and equipment	28	17	11	64.7
Corporate and other property and equipment	19	16	3	18.8
Total capital expenditures for property and equipment	317	310	7	2.3
Capitalized software costs	81	62	19	30.6
Contract acquisition costs	55	37	18	48.6
Expenditures for timeshare inventory net of costs of sales(2)	(27)	33	(60)	NM(1)
Total capital expenditures	$426	$442	(16)	(3.6)
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $34 million and $37 million for the three months ended December 31, 2016 and 2015, respectively, and $84 million and $147 million for the year ended December 31, 2016 and 2015, respectively, and timeshare costs of sales were $36 million and $24 million for the three months ended December 31, 2016 and 2015, respectively, and $111 million and $114 million for the years ended December 31, 2016 and 2015, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) attributable to Hilton stockholders, as reported	$(387)	$814	$348	$1,404
Diluted earnings (loss) per share, as reported	$(1.17)	$2.47	$1.05	$4.26
Special items:
Impairment(1)	$17	$9	$32	$9
Transaction and financing costs(2)	112	—	180	—
Share-based compensation expense(3)	—	—	—	66
Asset acquisitions and dispositions(4)	(3)	6	15	(166)
Gain on capital lease amendment(5)	—	—	—	(24)
Tax-related adjustments(6)	513	(640)	360	(636)
Other adjustments(7)	13	5	13	7
Total special items before tax	652	(620)	600	(744)
Income tax benefit (expense) on special items	(32)	20	(62)	145
Total special items after tax	$620	$(600)	$538	$(599)

Net income, adjusted for special items	$233	$214	$886	$805
Diluted EPS, adjusted for special items	$0.70	$0.65	$2.68	$2.44

Diluted EPS, adjusted for special items, before giving effect to the Reverse Stock Split	$0.23	$0.22	$0.89	$0.81
____________

(1)
Includes impairment losses and, for the three months and year ended December 31, 2016, Hilton's pro rata share of impairment loss on an investment in affiliate of $17 million, which was recognized in equity in earnings (losses) from unconsolidated affiliates.

(2)
Includes $97 million and $151 million of expenses related to the spin-offs and other restructuring costs that were recognized in general, administrative and other expenses during the three months and year ended December 31, 2016, respectively. Also includes expenses incurred in connection with certain financing transactions related to the spin-offs, of which $5 million was recognized in interest expense during the year ended December 31, 2016 and $15 million and $24 million were recognized in other gain (loss), net during the three months and year ended December 31, 2016, respectively.

(3)	Represents expense related to share-based compensation prior to and in connection with the initial public offering included in general, administrative and other expenses.

(4)
Includes a $7 million gain on the sale of an asset recognized in gain on sales of assets, net, as well as severance costs from the sale of the Waldorf Astoria New York that were recognized in general, administrative and other expenses during the three months and year ended December 31, 2016. The amounts included for the three months and year ended December 31, 2015 are detailed as follows and all amounts were recognized in other gain (loss), net, except for the gain on sale and severance costs:

	Three Months	Year
	Ended	Ended
Gain on sale of the Waldorf Astoria New York and Hilton Sydney, net of transaction costs	$—	$(306)
Severance costs from the sale of the Waldorf Astoria New York	6	95
Transaction costs related to properties acquired with the proceeds of the sale of the Waldorf Astoria New York	—	26
Reduction of an unamortized management contract intangible asset related to a property that was managed by Hilton prior to its acquisition	—	13
Reduction of remaining deferred issuance costs related to the mortgage loan secured by the Waldorf Astoria New York	—	6
	$6	$(166)

(5)	Represents a gain recorded as a result of the modification of a lease agreement recognized in other gain (loss), net.

(6)
The three months and year ended December 31, 2016, includes an aggregate tax charge of $513 million incurred in the fourth quarter related to a corporate restructuring executed before the spin-offs, which did not have an effect on cash paid for taxes during the year. The amount during the year ended December 31, 2016 also relates to the release of reserves of unrecognized tax benefits that Hilton has either settled or determined that Hilton was more likely than not to receive the full benefit for. The amount during the three months and year ended December 31, 2015 relates to a $640 million deferred tax benefit resulting from transactions involving the conversion of certain U.S. subsidiaries from corporations to limited liability companies and the election to disregard certain foreign subsidiaries for U.S. federal income tax purposes. The amount during the year ended December 31, 2015 also includes the effect of the reduction in the statutory tax rate on March 31, 2015 in a foreign jurisdiction in which the Company had deferred tax assets, resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests. These amounts were recognized in income tax expense.

(7)	Includes estimated settlement costs for a contractual dispute, secondary offering expenses and a loss on termination of an employee benefit plan recognized in general, administrative and other.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss)	$(382)	$816	$364	$1,416
Interest expense	153	144	587	575
Income tax expense (benefit)	636	(475)	891	80
Depreciation and amortization	177	173	686	692
Interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	7	12	30	32
EBITDA	591	670	2,558	2,795
Gain on sales of assets, net	(7)	—	(9)	(306)
Loss (gain) on foreign currency transactions	(20)	20	13	41
FF&E replacement reserve	14	12	56	48
Share-based compensation expense	21	19	91	162
Impairment loss	—	9	15	9
Impairment loss included in equity in earnings (losses) from unconsolidated affiliates	17	—	17	—
Other loss (gain), net(1)	11	(5)	26	1
Other adjustment items(2)	124	20	208	129
Adjusted EBITDA	$751	$745	$2,975	$2,879
____________

(1)	Represents costs related primarily to financing transactions, acquisitions of property and equipment and a gain from a lease restructuring.

(2)	Represents adjustments for spin-off and reorganization costs, severance and other items.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Total revenues, as reported	$2,920	$2,856	$11,663	$11,272
Less: other revenues from managed and franchised properties	(1,104)	(1,056)	(4,446)	(4,130)
Total revenues, excluding other revenues from managed and franchised properties	$1,816	$1,800	$7,217	$7,142

Adjusted EBITDA	$751	$745	$2,975	$2,879

Adjusted EBITDA margin	41.4%	41.4%	41.2%	40.3%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	December 31,
	2016	2015
Long-term debt, including current maturities	$10,118	$9,951
Add: unamortized deferred financing costs	92	90
Long-term debt, including current maturities and excluding unamortized deferred financing costs	10,210	10,041
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	225	229
Less: cash and cash equivalents	(1,418)	(609)
Less: restricted cash and cash equivalents	(266)	(247)
Net debt	$8,751	$9,414

Adjusted EBITDA	$2,975	$2,879

Net debt to Adjusted EBITDA ratio	2.9	3.3

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
PRO FORMA ADJUSTED EBITDA, NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

Year Ended
December 31,
2016
Net income	$127
Interest expense	394
Income tax expense	647
Depreciation and amortization	364
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	6
EBITDA	1,538
Gain on sales of assets, net	(8)
Loss on foreign currency transactions	16
FF&E replacement reserve	55
Share-based compensation expense	83
Impairment loss	15
Other loss, net	1
Other adjustment items(1)	63
Adjusted EBITDA	$1,763
____________

(1)	Represents adjustments for reorganization costs, severance and other items.

December 31,
2016
Long-term debt, including current maturities	$6,616
Add: unamortized deferred financing costs and discount	90
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	6,706
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	12
Less: cash and cash equivalents	(1,077)
Less: restricted cash and cash equivalents	(106)
Net debt	$5,535

Adjusted EBITDA	$1,763

Net debt to Adjusted EBITDA ratio	3.1

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2017
(unaudited, in millions, except per share data)

	Three Months Ending March 31, 2017
	Low Case	High Case
Net income from continuing operations attributable to Hilton stockholders, before special items	$80	$98
Diluted EPS from continuing operations, before special items	$0.24	$0.29

Net income, adjusted for special items	$80	$98
Diluted EPS, adjusted for special items	$0.24	$0.29

	Year Ending December 31, 2017
	Low Case	High Case
Net income from continuing operations attributable to Hilton stockholders, before special items	$547	$584
Diluted EPS from continuing operations, before special items	$1.65	$1.75

Net income, adjusted for special items	$547	$584
Diluted EPS, adjusted for special items	$1.65	$1.75

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2017
(unaudited, in millions)

	Three Months Ending March 31, 2017
	Low Case	High Case
Net income from continuing operations	$82	$100
Interest expense	104	104
Income tax expense	49	60
Depreciation and amortization	88	88
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1
EBITDA	324	353
FF&E replacement reserve	10	10
Share-based compensation expense	23	23
Other adjustment items(1)	23	14
Adjusted EBITDA	$380	$400

	Year Ending December 31, 2017
	Low Case	High Case
Net income from continuing operations	$555	$592
Interest expense	416	416
Income tax expense	333	355
Depreciation and amortization	343	343
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	3	3
EBITDA	1,650	1,709
FF&E replacement reserve	49	49
Share-based compensation expense	100	100
Other adjustment items(1)	36	27
Adjusted EBITDA	$1,835	$1,885
____________

(1)	Represents adjustments for reorganization costs, severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Pro Forma Adjustments

The unaudited condensed consolidated pro forma statement of operations is based on Hilton's consolidated statement of operations for the year ended December 31, 2016 and has been adjusted to reflect the spin-offs of Park and HGV as if they had occurred on January 1, 2016. The unaudited pro forma adjustments are based on estimates, accounting judgments and currently available information and assumptions that Hilton management believes are reasonable. The pro forma adjustments include the following:

(a)
The management and franchise fee revenue related to the management and franchise agreements with Park, effective at completion of the spin-offs, as well as the franchise fee revenue related to the license agreement with HGV, effective at completion of the spin-offs.

(b)
The revenues and expenses for payroll and related costs, certain other operating costs, marketing expenses and other expenses associated with Hilton's brands and shared services that will be directly reimbursed to Hilton by Park under the terms of the management and franchise agreements with Park, effective at completion of the spin-offs.

(c)	Represents the income tax expense effect of pro forma adjustments by applying an estimated statutory tax rate of 38 percent.

(d)
Pro forma basic and diluted weighted average shares outstanding were based on the historical weighted average number of common shares outstanding and the calculation of pro forma diluted weighted average shares outstanding reflects the effect of the spin-offs.

Refer to pro forma financial information included in the Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional details on the pro forma adjustments.

The adjustments in the unaudited pro forma condensed consolidated statement of operations do not include general and administrative expenses that do not meet the requirements to be presented in discontinued operations as they are not specifically related to Park or HGV. Accordingly, the pro forma general and administrative expenses are not necessarily indicative of future general and administrative expenses of Hilton. The unaudited pro forma condensed consolidated statement of operations also does not reflect any cost savings that Hilton believes could have been achieved had the spin-offs been completed on the date indicated.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based compensation expense; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income tax expense are dependent on company specifics, including, among other things, the Company's capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as (i) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (ii) FF&E replacement reserve to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; and (iii) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company's share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with U.S. GAAP and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,875 hotels in the Company's system as of December 31, 2016, 3,740 were classified as comparable hotels. The 1,135 non-comparable hotels included 135 properties, or approximately three percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.